Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1(File No. 333-179460) of Twin Cities Power Holdings, LLC and Subsidiaries of our report dated March 30, 2012, relating to the consolidated financial statements of Twin Cities Power Holdings, LLC and Subsidiaries as of and for the years ended December 31, 2011 and 2010, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

March 30, 2012